UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): February 19, 2008

China Dongsheng International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26598	22-3137907
(Commission File Number)	(IRS Employer Identification No.)

Jilin Dongsheng Weiye Science and Technology Development Co., Ltd.
Jifeng East Road, Gaoxin District
Jilin, Jilin Province, PRC
 (Address of Principal Executive Offices)(Zip Code)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY 10005
(Address of principal agent offices)

86-432-4566702 (212) 232-0120
(Issuer’s telephone number)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On February 19, 2008, we entered into a Letter of Intent with Mr. Zhang Qiang.  Pursuant to the terms of the Letter of Intent, we are acquiring the right to use 3,133 acres of land located in Jiaohe, Jilin Province until February 7, 2034.  The land is used for harvesting of ginseng crops and approximately 18.8 million ginseng plants have already been planted since 2004.  The total purchase price for the land use right and ginseng crops is $8,965,900.  We have already paid a total of $7,328,708 and will pay the remaining $1,637,192 on or before March 31, 2008.

Item 7.01 Regulation FD Disclosure

On February 19, 2008 we issued a press release regarding the Letter of Intent to acquire the land use rights and ginseng plants. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press releases attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.
10.1 Letter of Intent
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Dongsheng International, Inc.

February 25, 2008	By:	/s/ Aidong Yu
Aidong Yu
Chairman and President

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